NOTICE OF
ANNUAL
MEETING
AND
PROXY
STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 17, 1994

PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

NATIONAL PRESTO INDUSTRIES, INC.

EAU CLAIRE, WISCONSIN 54703


		       NATIONAL PRESTO INDUSTRIES, LNC.
			 EAU CLAIRE, WISCONSIN 54703
				APRIL 1, 1994

Dear Shareholder:

Enclosed with this letter you will find the notice of our Annual Meeting of Stockholders which will be held at our offices in Eau Claire on May 17, 1994.

We sincerely hope that you will be able to be present to meet the management of your Company, see the new products which will be displayed at the meeting and to cast your vote for the election of directors. If, however, you find that you are unable to attend the meeting in person, we urge that you participate by voting your stock by proxy. You may cast your vote by signing and returning the enclosed proxy card.

On March 30, 1994, we mailed you our annual report for 1993 which contained a description of our business and also included audited financial statements for that year. Enclosed with this letter is a proxy statement which contains information regarding the annual meeting and the business to be conducted thereat.

We are always pleased to hear from our shareholders and if you cannot be present in person at the meeting, we would be happy to have your letters and views on our products and business or to answer any questions that you might have regarding your Company.

President

Chairman


		       NATIONAL PRESTO INDUSTRIES, INC.
			   3925 NORTH HASTINGS WAY
			 EAU CLAIRE, WISCONSIN 54703
		   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF NATIONAL PRESTO INDUSTRIES, INC.:

The Annual Meeting of Stockholders of National Presto Industries, Inc., will be held at the offices of the Company, 3925 North Hastings Way, Eau Claire, Wisconsin 54703, on Tuesday, May 17, 1994, at 2:00 p.m., for the following purposes:

(a) To elect two directors for three year terms ending in 1997 and until their successors are elected and qualified; and

(b) To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 9, 1994, will be entitled to vote at the meeting and any adjournment thereof.
James F. Bartl
Secretary

April 1, 1994

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY WHICH IS SOLICITED BY THE BOARD OF DIRECTORS. PLEASE USE THE ENCLOSED ENVELOPE IN RETURNING YOUR PROXY.




		       NATIONAL PRESTO INDUSTRIES, INC.
			   3925 NORTH HASTINGS WAY
			 EAU CLAIRE, WISCONSIN 54703
			       PROXY STATEMENT

	  Annual Meeting of Stockholders to be held on May 17, 1994

The accompanying proxy is solicited by the Board of Directors of National Presto Industries, Inc., (the "Company") for use at the Annual Meeting of Stockholders to be held May 17, 1994, and any adjournment thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting and at any adjournment thereof. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Presence at the meeting of a stockholder who has signed a proxy does not alone revoke that proxy; the proxy may be revoked by a later dated proxy or notice to the Secretary at the meeting.

At the Annual Meeting stockholders will be asked to:

(a) Elect two directors for three year terms ending in 1997 and until their successors are elected and qualified; and

(b) Transact such other business as may properly come before the meeting.

Only stockholders of record as of the close of business on March 9, 1994, will be entitled to vote at the Annual Meeting. The approximate date on which this proxy statement and form of proxy were first sent or given to stockholders is April 1, 1994.

	       VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Company has outstanding only common stock of which 7,335,476 shares were outstanding and entitled to vote as of the close of business on the record date, March 9, 1994. Each of the 7,335,476 outstanding shares of common stock is entitled to one vote.

The following table sets forth, as of the record date, all persons known by the Company to be the beneficial owners of more than 5% of the outstanding common stock of the Company and such beneficial ownership by all officers and directors as a group:

 Name and Address                          Amount and Nature        Percent of
of Beneficial Owner                     of Beneficial Ownership    Common Stock
Edith Phillips                                679,238(1)(2)             9.1%
P.O. Box 1212
Eau Claire, WI 54702

Melvin S. Cohen                             1,394,528(2)(3)            18.8%
3925 N. Hastings Way
Eau Claire, WI 54703

Eileen Phillips Cohen                         666,503(2)(4)             9.0%
P.O. Box 1212
Eau Claire, WI 54702

Maryjo Cohen                                2,093,406(2)(5)            28.2%
3925 N. Hastings Way
Eau Claire, WI 54703

All officers and directors as a                  2,227,556             30.0%
group

(1) Includes 450,495 shares contributed to revocable trust for Mrs. Phillips' own benefit.

(2) Includes 112,104 shares owned by the L. E. Phillips Family Foundation, Inc. (the Phillips Foundation), a private charitable foundation of which the named person is an officer and/or director and as such exercises shared voting and investment powers, and 99,144 shares into which a presently outstanding convertible debenture held by the Phillips Foundation may be converted.

(3) Includes 38,610 shares held in trust for Mr. Cohen's own benefit, and 306,601 shares owned by pension trusts of the Company or affiliates, charitable trusts and private charitable foundations (other than the Phillips Foundation) and family member trusts of which Mr. Cohen is a co-trustee, officer or director, and as such exercises shared voting and investment powers.

(4) Includes 381,320 shares held in trust for Mrs. Cohen's own benefit, and 35,325 shares owned by a private charitable foundation (other than the Phillips Foundation) of which Mrs. Cohen is an officer and director, and as such exercises shared voting and investment powers.

(5) Includes 1,669,664 shares held in a voting trust described in the section below captioned "Voting Trust Agreement", for which Ms. Cohen has sole voting power, and 229,536 shares owned by pension trusts of the Company or affiliates, and private charitable foundations (other than the Phillips Foundation) and family member trusts of which Ms. Cohen is a co-trustee, officer or director, and as such exercises shared voting and investment powers.

The information contained in the foregoing footnotes is for explanatory purposes only and the persons named in the foregoing table disclaim beneficial ownership of shares owned by a trust for any other person, including family members, of which such persons are trustees or by a private charitable foundation of which such persons are directors or officers.

Voting Trust Agreement

The four beneficial owners listed in the foregoing table, and nine other persons comprising extended family members and related trusts, have entered into a voting trust agreement with respect to the voting of an aggregate of 1,669,664 shares of common stock. The voting trust agreement will terminate on December 4, 2009, unless sooner terminated by the voting trustee or unanimous written consent of all the parties to the voting trust agreement. The voting trustee under the agreement is Maryjo Cohen. Under the agreement, the voting trustee will exercise all rights to vote the shares of common stock of the Company with respect to all matters presented for shareholder action.

			    NOMINEES AND DIRECTORS

Two directors are to be elected at the Annual Meeting for a term of three years. The Articles of Incorporation and the Bylaws of the Company provide for six directors, divided into three classes of two members each. At each annual meeting, successors of the class whose term of office expires in that year are elected for a three-year term. The Board of Directors propose as nominees to three-year terms Mr. Melvin S. Cohen, Chairman of the Board, and Maryjo Cohen, President of the Company, whose terms expire at the meeting.
		INFORMATION CONCERNING DIRECTORS AND NOMINEES

The following table provides information as to the directors and nominees of the Company and the shares of common stock of the Company owned beneficially by each such person as of the record date for the meeting:

				    Principal Occupation;                 Directors         Shares         Percent
				     Business Experience      Director     Term to       Beneficially         of
	 Director           Age          Past 5 Years           Since       Expire         Owned(1)         Class
Melvin S. Cohen*             76   Chairman of the Board of      1949         1994        1,394,528(2)(3)     18.8%
3925 N. Hastings Way              the Company
Eau Claire, WI 54703

Maryjo Cohen*                41   President of the              1988         1994      2,093,406(2)(4)(5)    28.2%
3925 N. Hastings Way              Company; prior to May
Eau Claire, WI 54703              1989, Vice-President;
				  Treasurer since
				  September 1983
Walter G. Ryberg             76   Retired                       1983         1995                 5,000        (6)
P.O. Box 1212
Eau Claire, WI 54702

John M. Sirianni             35   Managing Director-            1992         1995                   200        (6)
3602 Timber Trails Court          Investments, Piper
Eau Claire, WI 54701              Jaffray Inc., Investment
				  Bankers; prior to
				  November 6, 1991, Vice
				  President, and prior to
				  November 8, 1989,
				  Assistant Vice President
				  of the firm

Joseph H. Berney             61   Vice-chairman and             1975         1996           45,993(2)(7)       (6)
3925 N. Hastings Way              Director of Sales of the
Eau Claire, WI 54703              Company

Ralph Strangis               57   Member of the law firm        1978         1996                 2,488        (6)
5500 Norwest Center               of Kaplan, Strangis and
90 S. Seventh St.                 Kaplan, P.A.(8)
Minneapolis, MN 55402

* Nominee

(1) Unless otherwise indicated, each director has sole voting and investment powers for those shares beneficially owned.

(2) Includes 29,662 shares held by pension trusts of the Company or affiliates for which Mr. Cohen, Ms. Cohen and Mr. Berney share voting and investment powers.

(3) See footnotes 2 and 3 under Voting Securities and Principal Holders
Thereof.

(4) See footnotes 2 and 5 under Voting Securities and Principal Holders
Thereof.

(5) Ms. Cohen is the daughter of Mr. Cohen.

(6) Represents less than 1% of the outstanding shares of common stock of the Company.

(7) Does not include 13,534 shares owned by Phyllis Berney, spouse. Mrs. Berney is a first cousin by marriage of Mr. Cohen.

(8) Mr. Strangis is also a director of Damark International, Inc., Life USA Holding, Inc., Payless Cashways, Inc., TCF Financial Corporation, and UAL Corporation.

Information contained in this proxy statement with respect to stock ownership was obtained from the Company's shareholder records, filings with governmental authorities, or from the named individual nominees, directors and officers. The persons identified in the foregoing table disclaim beneficial ownership of shares owned or held in trust for the benefit of members of their families or entities with which they may be associated.

The Company has an Audit Committee but does not have a nominating or compensation committee. The Audit Committee consists of Messrs. Sirianni and Strangis. During 1993, the Audit Committee did not meet in person. The principal function of the Committee is to review the annual financial statements of the Company prior to their submission to the Board of Directors. The Audit Committee also has authority to consider such other matters in relation to the internal and external audit of the Company's accounts and in relation to its financial affairs as the Committee may determine to be desirable. The Audit Committee members reviewed and ratified, by a written unanimous action, the nature and extent of the services to be provided by Grant Thornton, including services rendered in 1993, the costs and fees for such services and the effect of such fee arrangements on the independence of the auditors. During 1993 there were two Board of Directors meetings. Directors of the Company, other than those who are also executive officers, currently receive $275 for each Board and Audit Committee meeting attended.

			EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table provides certain summary information concerning annual compensation paid by the Company to the Company's chief executive officer and each of the highest paid executive officers whose salary and bonus exceeded $100,000 for the fiscal years ended December 31, 1991, 1992 and 1993.

			  SUMMARY COMPENSATION TABLE

								     All Other
Name and Principal Position       Year     Salary       Bonus     Compensation(1)
Melvin S. Cohen                   1993    $107,200     $108,800
 Chairman of the Board and        1992     107,200      208,800
 Chief Executive Officer          1991     107,200      212,000
Maryjo Cohen                      1993    $ 64,000     $161,000        $2,249
 President, Chief Operating       1992      64,000      161,000         2,282
 Officer and Director             1991      64,000      167,400
Joseph H. Berney                  1993    $ 80,100     $119,900        $2,011
 Vice-Chairman of the Board,      1992      80,100      119,900         2,282
 Director of Sales and
Director                          1991      80,100      147,200
James F. Bartl                    1993    $ 44,600     $118,900        $1,565
 Secretary                        1992      44,600      111,400         1,690
				  1991      44,600      113,900

(1) The amounts shown in this column are matching contributions made by the Company for executive officers participating in its 401 (k) Plan.

None of the executive officers named in the Summary Compensation Table hold restricted stock grants.

PENSION PLAN

The Company maintains a qualified defined benefit Pension Plan in which executive officers of the Company participate. Upon retirement, participants may elect one of the Plan's payment options, including an annuity or lump sum distribution. A participant's remuneration covered by the Company's Pension Plan is his or her average compensation for the highest five consecutive calendar years of service, or in the case of a participant who has been employed for less than five full calendar years, the average is based upon the number of completed years of employment with the Company. It is estimated that the executive officers listed above (excluding Mr. Cohen, who received a lump sum pension distribution in 1988) will receive at their normal retirement date (age 65) a maximum annual benefit of $30,000 or an estimated lump sum distribution of $230,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As described below in the report on executive compensation, members of the Board of Directors determine the compensation of the executive officers of the Company. This includes the compensation of those executive officers who also serve as Directors, namely, Melvin S. Cohen, Chairman of the Board and Chief Executive Officer, Maryjo Cohen, President and Chief Operating Officer, and Joseph H. Berney, Vice Chairman of the Board and Director of Sales. The Company's Chief Executive Officer and other executive officers who also serve on the Board do not participate in any decisions regarding their own compensation.

Executive officers of the Company, including Messrs. Cohen and Berney and Ms. Cohen, also serve as directors and executive officers of the Company's subsidiaries. Mr. Strangis is a member of the law firm of Kaplan, Strangis and Kaplan, P.A., which the Company has retained as general counsel. Mr. Sirianni is a Managing Director - Investments of Piper Jaffray Inc., Investment Bankers. The Company has purchased marketable securities during 1993 in transactions through brokerage firms, including Piper Jaffray
Inc. Mr. Ryberg was Vice President of Sales of the Company prior to his retirement in 1983.

The Company expects to continue to utilize the legal services of Kaplan, Strangis and Kaplan, P.A., and the brokerage services of Piper Jaffray Inc., during 1994. The Company believes that the terms and conditions of its relationships with Kaplan, Strangis and Kaplan, P.A., and Piper Jaffray Inc., are as favorable as those that could have been obtained from other entities providing those same services.

BOARD REPORT ON EXECUTIVE COMPENSATION

Decisions on executive compensation are made by the Board of Directors. There is no separate compensation committee. Salaries and bonus compensation are reviewed annually at or near the end of the Company's fiscal year.

Historically the Company has maintained salaries at a level which is considered to be below salaries for executives of comparable companies. This provides a more conservative approach to base compensation if the Company experiences a significant adverse change in operating results which the Board of Directors believes should result in a reduction in total compensation. The Board did not consider operating results for 1993, although below those for the previous year, to be significantly adverse. Salaries have been historically supplemented by amounts characterized as bonus compensation which is paid in cash as described in the above table. However, the Board considers salaries and bonuses together to determine if total compensation, irrespective of how characterized, is reasonably related to the services provided.

The Company has not relied upon stock incentives as a principal part of its compensation program for its executives. Although the Company has made available stock purchase arrangements for executive officers in the past, the last such arrangement for any of the executive officers named in the foregoing table was in 1980.

The Board believes that the total salary and bonus compensation paid to its executives is appropriate in relationship to the size and nature of the Company's business, total compensation of other executives of similar businesses, the longevity of such officers service with the Company, the limited number of senior executives employed by the Company and the results that have been achieved by its management group (although such bonuses are not based upon a percentage or other formula utilizing revenues, income or other financial data as predicates). No compensation or other consultant has been retained by the Board to evaluate executive compensation. However, the Board does consider data generally made available on executive compensation by such organizations.

The Company has utilized the salary and discretionary bonus approach described above for more than the last 25 years and no change in this compensation approach is currently being considered. Because of their substantial stock ownership, the interests of Mr. Cohen and Ms. Cohen, the Company's two senior officers, are substantially related to the interests of all stockholders. Mr. Berney and Mr. Bartl also have material stock interests in relation to their compensation levels. Further, stock based compensation is not deemed by the Board to be necessary or appropriate.

The basis for the compensation of Mr. Cohen as Chairman and Chief Executive Officer is determined in the same manner as the compensation of the other executive officers. Mr. Cohen has served as an executive officer of the Company for more than 40 years. His annual salary of $107,200 has been in effect since January 1, 1989. Mr. Cohen's bonus compensation is awarded by the Board giving consideration to his demonstrated competency over many years, expertise in a variety of significant niches within the business, longevity with the Company and historic profitability of its business. Just as in the case of other executives, no formula is utilized for determining bonus compensation. Mr. Cohen's bonus compensation for 1993 was reduced at his request to adjust for a substantial unavailability period during the year necessitated by critical surgery, which proved effective in restoring him to excellent health.

In 1993, Section 162(m) of the Internal Revenue Code was adopted which, beginning in 1994, imposes an annual deduction limitation of $1.0 million on the compensation of certain executive officers of publicly held companies. The Board of Directors does not believe that the Section 162(m) limitation will materially affect the Company in the near future based on the level of the compensation of the executive officers. If the limitation would otherwise apply, the Board of Directors could defer payment of a portion of the bonus to remain under the $1.0 million annual deduction limitation.

Submitted by the Company's Board of Directors:
Melvin S. Cohen
Joseph H. Berney
Maryjo Cohen
Ralph Strangis
Walter G. Ryberg
John M. Sirianni

PERFORMANCE GRAPH

In accordance with regulations, the Company is including in this proxy statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the Standard and Poor's 500 Composite Index (S&P 500 Index) and an index of eleven (11) electrical appliance manufacturers created by Bridge Information Systems, Inc. (Bridge Index). The Board of Directors has approved use of the Bridge Index. A list of companies comprising that index is included in the graph below.

	    COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
       NATIONAL PRESTO INDUSTRIES, INC., S&P 500 INDEX AND BRIDGE INDEX

						      December   31,
				1988        1989     1990     1991     1992     1993
National Presto Industries,
Inc. |HU                         100.0       121.1    144.5    231.0    201.0     190.6
S&P 500 Index |s4                100.0       131.5    127.5    166.5    179.1     196.8
Bridge Index |Ho                 100.0       116.3     79.2    137.8    158.8     208.7

Assumes $100 invested on December 31, 1988, in National Presto Industries, Inc. Common Stock, S&P 500 Index and Bridge Index. Total return assumes reinvestment of dividends.
BRIDGE INDEX COMPANIES: Allegheny International, Inc., Craftmade International, Inc., Dynamics Corporation of America, Maytag Corporation, National Presto Industries, Inc., Royal Appliance Mfg. Co., Singer Company, N.V., Sunbeam Oster Company, Inc., Toastmaster, Inc., Whirlpool Corporation, Windmere Corporation.

			INDEPENDENT PUBLIC ACCOUNTANTS

Grant Thornton, Certified Public Accountants, were the independent accountants for the Company during the year ended December 31, 1993, and have been selected by the Audit Committee of the Company's Board of Directors to be independent accountants for the Company during the fiscal year ending December 31, 1994. The Audit Committee meets with representatives of Grant Thornton and reviews in advance the general areas of non-audit services to be provided and considers the effect of the fee arrangement for non-audit services on the independence of the auditors. It is not anticipated that any representative of such auditing firm will be present at the Annual Meeting of Stockholders.

				OTHER MATTERS

The cost of preparing, assembling and mailing this proxy statement, the notice and form of proxy will be borne by the Company. The management has made no arrangement to solicit proxies for the meeting other than by use of mails, except that some solicitation may be made by telegraph, telephone, facsimile, or personal calls by officers or regular employees of the Company. The Company will, upon request, reimburse brokers and other persons holding shares for the benefit of others in accordance with the rates approved by the New York Stock Exchange for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of the Company's stock to give proxies.

The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

NATIONAL PRESTO INDUSTRIES, INC., ANNUAL REPORT ON FORM 10-K, ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED, WITHOUT CHARGE, UPON WRITTEN REQUEST TO JAMES F. BARTL, SECRETARY, NATIONAL PRESTO INDUSTRIES, INC., 3925 NORTH HASTINGS WAY, EAU CLAIRE, WISCONSIN 54703. COPIES OF EXHIBITS TO FORM 10-K MAY BE OBTAINED UPON PAYMENT TO THE COMPANY OF THE REASONABLE EXPENSE INCURRED IN PROVIDING SUCH EXHIBITS.

Any proposal intended to be presented for action at the 1995 Annual Meeting of Stockholders of the Company (the "1995 Annual Meeting") by any stockholder of the Company must be received by the Secretary of the Company at 3925 North Hastings Way, Eau Claire, Wisconsin 54703, not later than December 2, 1994, in order for such proposal to be included in the Company's Proxy Statement and Proxy relating to the 1995 Annual Meeting. Nothing in this paragraph shall be deemed to require the Company to include in its Proxy Statement and Proxy relating to the 1995 Annual Meeting any stockholder proposal which does not meet all of the requirements for such inclusion at the time in effect.

BY ORDER OF THE BOARD OF DIRECTORS
James F. Bartl, Secretary